SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2008

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 23, 2007 STEN Corporation (“STEN”) and certain of its wholly-owned subsidiaries, (collectively with STEN, the “Borrowers”), entered into a Security Agreement (the “Security Agreement”) with LV Administrative Services, Inc. (the “Agent”) as administrative and collateral agent for Valens U.S. SPV I, LLC (the “Lender”).  The Security Agreement was amended effective August 22, 2008 and effective November 4, 2008 by Omnibus Amendments with the Agent and the Lender.

Effective December 31, 2008, the Borrowers entered into an Omnibus Amendment dated December 31, 2008 with the Agent and the Lender (the “Amendment”) relating to the Security Agreement.  A copy of the Amendment is attached hereto as Exhibit 10.1. The Amendment effected a change in the definition of certain accounts used to calculate the amount the Borrowers may borrow under the Security Agreement.  The Amendment resulted in approximately $242,000 in additional current borrowing availability.

Item 2.04        Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

STEN Corporation (the “Company”) is the obligor on renewable unsecured subordinated notes (the “subordinated notes”) with various maturity dates.  The subordinated notes are subject to an Indenture dated April 15, 2007 with Wells Fargo Bank National Association, as trustee (the “Indenture”).  Under the terms of the subordinated notes upon maturity, each subordinated note is automatically renewed for the same term as the maturing subordinated note at an interest rate that the offered at that time to other investors with the same term, unless the Company, or the holder, elects not to renew the subordinated note and therefore requests a redemption.  As of December 31, 2008, approximately $7,221,956 in principal amount of subordinated notes outstanding were outstanding.  Effective December 29, 2008 the Company suspended the subordinated note offering and the Company will not offer or sell additional subordinated notes.

The Company continually evaluates the possible effects of non-renewals of subordinated notes on its liquidity, particularly as compared to cash flow from operations and amounts available for borrowing under the Security Agreement.   As a result of the continuing crisis in the credits markets and the resulting historic low levels in investor confidence, the net inflow of additional capital from the subordinated note offering has been significantly lower than the Company anticipated.  The current economic recession and a seasonally slowing of collections in the Company’s finance business has also resulted in a lower than anticipated amount of funds available to the Company under the Security Agreement to fund the Company’s business and to fund the outflow of funds associated with non-renewal of the subordinated notes.

To preserve its liquidity, the Company concluded not to tender the required payment on the maturity date for a subordinated note of $50,000 in principal amount as requested by the holder on December 17, 2008.  Under the Indenture, it is an event of default if the Company fails to pay the principal amount of any subordinated note when it becomes due and payable, and such failure continues for a period of 10 days.  Therefore, as of December 28, 2008, an event of default had occurred under the Indenture with respect to the subordinated note due on December 17, 2008.If a payment event of default occurs and is continuing, the trustee by notice to the Company, or the holders of at least a majority in principal amount of the then outstanding Securities by written notice to the Company and the trustee, may declare the unpaid principal of and any accrued interest on all the notes to be due and payable.  As of the date of filing of this Form 8-K, the Company has not received a notice of acceleration relating to the notes.

The payment default on the notes results in an event of default under the Security Agreement. As of December 31, 2008, there is approximately $7,624,000 in indebtedness outstanding under the Security Agreement. Following the occurrence of an event of default under the Security Agreement, the agent for the Lender has the right to demand repayment in full of all obligations under the Security Agreement, whether or not otherwise due.  As of the date of filing of this Form 8-K, the Company has not received a demand for payment of the obligations under the Security Agreement.  As described above, on December 31, 2008, the Company entered into an amendment to the Security Agreement resulting in approximately $242,000 in additional current borrowing availability.  The Company intends to use these additional funds for its operations.

From December 17, 2008 to December 31, 2008, the Company has received requests for repayment of approximately $261,628 in additional subordinated notes.  The Company does not expect to generate sufficient liquidity from its operations to fund non-renewals of subordinated notes and does not expect the Lender to make funds available to fund repayment of the subordinated notes.  Therefore, the Company anticipates that the defaults in repayments of subordinated notes will continue and additional events of defaults will result as additional subordinated notes come due and are not repaid.

The Company is developing a plan to address its capital and liquidity issues.  The Company currently anticipates that it will propose amendments to the Indenture and, provided the amendments are approved as required under the Indenture, the amendments to the Indenture will cure the defaults in amounts due for repayment of subordinated notes.   The Company also expects that in connection with the amendments to the Indenture, the Lender will waive the events of default under the Security Agreement triggered by the event of default with respect to the subordinated notes.  Neither the approval of the Indenture nor any waiver by the Lender can be assured and the Company has no binding agreement with any person with respect to the same. The Company’s business plan currently anticipates that its business will generate sufficient net cash flow to repay the amounts currently owed under the Security Agreement and the currently outstanding principal amount of the subordinated notes.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s business or future results, statements about the Company’s intentions with respect to the Indenture and the effect of any amendment, and statements about the Company’s ability to repay amounts owed under the Indenture and the Security Agreement. These statements are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 and other documents filed with the Securities and Exchange Commission.

Item 9.01

Financial Statements and Exhibits

Exhibit	Description
10.1

Omnibus Amendment dated December 31, 2008 by and among STEN Corporation, STEN Credit Corporation, STENCOR, Inc., STEN Financial Corp., EasyDrive Cars and Credit Corp., BTAC Properties, Inc., Alliance Advance, Inc., STEN Acquisition Corporation, and Burger Time Acquisition Corporation, and Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 2, 2009	STEN CORPORATION By: /s/ Kenneth W. Brimmer Kenneth W. Brimmer Chief Executive Officer